Exhibit 99.1

CSS Industries, Inc. Reports Sales and Earnings for the Year and
Quarter Ended March 31, 2003

    PHILADELPHIA--(BUSINESS WIRE)--May 22, 2003--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the year and quarter ended March 31, 2003. Sales for fiscal year 2003 increased 26% to $532,815,000 from $424,309,000, while net income before cumulative effect of change in accounting principle increased 20% to $25,846,000, or $3.14 per diluted share, from $21,501,000, or $2.40 per diluted share, in fiscal 2002. Sales for the fourth quarter of 2003 increased 123% to $56,124,000 from $25,165,000 in fiscal 2002. The net loss increased in the fourth quarter to $6,492,000, or $.84 per share, from $5,840,000, or $.67 per diluted share, in fiscal 2002. The Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets", effective with the beginning of its fiscal year, April 1, 2002, which resulted in a non-cash write-off of goodwill and negative goodwill in the amount of $8,813,000, net of taxes, or $1.07 per diluted share. The Company's highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.d fourth quarters of the fiscal year and operating profits in the second and third quarters.
    The increase in sales for the year and quarter ended March 31, 2003 was primarily a result of the inclusion of C.M. Offray & Son, Inc. ("Offray"), acquired on March 15, 2002, and Crystal Creative Products, Inc. ("Crystal"), acquired on October 18, 2002. The increase in net income per diluted share before the cumulative effect of the change in accounting principle from $2.40 to $3.14 is due to several factors. The elimination of the amortization of goodwill in accordance with SFAS No. 142 contributed $.12 per share and the buy back of 1,100,000 shares in June contributed $.21 per share. The additional increase of $.41 per share was due to increased sales and improved margins related to our many Christmas product lines, contributions from the recent acquisitions and the absence of the loss associated with the Kmart Chapter 11 filing. These gains were partially offset by lower sales and margins related to certain fall, spring and educational product lines.
    "This past year was marked by excellent improvements in our many lines of Christmas products as well as good progress in integrating the Offray acquisition and in accelerating related cost reductions. The major disappointment was the deterioration of sales and profits in certain of the fall, spring and educational lines," commented David J.
M. Erskine, CSS President and CEO. "Looking forward, I am confident that the significant management changes we have made will reverse the deterioration in these lines. In addition, despite a weak retail environment, we anticipate that increased sales and profits from the recent acquisitions as well as improvements in our other businesses will generate EPS growth for next year of approximately 10%."
    All statements other than statements of historical fact included in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, and other factors described in the Company's Annual Report on Form 10-K/A for the fiscal year ended March 31, 2002.
    CSS' consolidated results of operations for the three months and year ended March 31, 2003 and 2002 and condensed consolidated balance sheets as of March 31, 2003 and 2002 follow:




                 CSS INDUSTRIES, INC. AND SUBSIDIARIES

                  CONSOLIDATED RESULTS OF OPERATIONS


(In thousands, except
 per share amounts)
                               Three Months Ended     Year Ended
                                    March 31,          March 31,
                               ------------------  ------------------
                                 2003      2002       2003      2002
                               --------  --------  --------  --------
                            (Unaudited)(Unaudited)(Unaudited)

SALES                           $56,124   $25,165  $532,815  $424,309
                               --------  --------  --------  --------
COSTS AND EXPENSES
 Cost of sales                   43,575    19,824   392,588   309,409
 Selling, general
  and administrative
  expenses                       22,855    14,423    97,241    79,411
 Interest expense
  (income), net                     758       (33)    3,661     1,898
 Rental and other
 (income) expense, net             (546)      (35)     (685)      136
                               --------  --------  --------  --------
                                 66,642    34,179   492,805   390,854
                               --------  --------  --------  --------
(LOSS) INCOME BEFORE
 INCOME TAXES                   (10,518)   (9,014)   40,010    33,455

INCOME TAX (BENEFIT)
 EXPENSE                         (4,026)   (3,174)   14,164    11,954
                               --------  --------  --------  --------
(LOSS) INCOME BEFORE
 CUMULATIVE EFFECT
 OF CHANGE IN ACCOUNTING
   PRINCIPLE                     (6,492)   (5,840)   25,846    21,501

CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX              -         -     (8,813)       -
                               --------  --------  --------  --------
NET (LOSS) INCOME               $(6,492)  $(5,840)  $17,033   $21,501
                               ========  ========  ========  ========
BASIC NET (LOSS) INCOME
 PER COMMON SHARE
 Before cumulative
  effect of accounting
  change                          $(.84)    $(.67)    $3.29     $2.44
 Cumulative effect of
  accounting change                   -         -     (1.12)        -
                               --------  --------  --------  --------
 Basic net (loss) income
  per common share                $(.84)    $(.67)    $2.17     $2.44
                               ========  ========  ========  ========
DILUTED NET (LOSS) INCOME
 PER COMMON SHARE
 Before cumulative
  effect of accounting
  change                          $(.84)    $(.67)    $3.14     $2.40
 Cumulative effect of
  accounting change                   -        -      (1.07)        -
                               --------  --------  --------  --------
 Diluted net (loss)
 income per common share          $(.84)    $(.67)    $2.07     $2.40
                               ========  ========  ========  ========
WEIGHTED AVERAGE SHARES
 OUTSTANDING
   BASIC                          7,686     8,750     7,856     8,827
                               ========  ========  ========  ========
   DILUTED                        7,686     8,750     8,225     8,972
                               ========  ========  ========  ========


                CSS INDUSTRIES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED BALANCE SHEETS


(In thousands)

                                                  March 31,  March 31,
                                                    2003        2002
                                                  --------   --------
                                                 (Unaudited)
            ASSETS

CURRENT ASSETS
    Cash and temporary investments                $ 51,981   $ 20,006
    Accounts receivable, net                        47,583     41,029
    Inventories                                    106,648     98,541
    Income tax receivable                            2,398      2,222
    Deferred income taxes                            6,226      6,408
    Other current assets                            13,771     19,471
                                                  --------   --------
       Total current assets                        228,607    187,677
                                                  --------   --------
PROPERTY, PLANT AND EQUIPMENT, NET                  86,621     80,426
                                                  --------   --------
OTHER ASSETS
    Intangible assets, net                          32,155     37,656
    Other                                            4,578      3,744
                                                  --------   --------
        Total other assets                          36,733     41,400
                                                  --------   --------
        Total assets                              $351,961   $309,503
                                                  ========   ========
    LIABILITIES AND SHAREHOLDERS'
     EQUITY

CURRENT LIABILITIES
        Notes payable                             $   --     $   --
        Other current liabilities                   69,645     62,279
                                                  --------   --------
           Total current liabilities                69,645     62,279
                                                  --------   --------
LONG-TERM DEBT                                      50,063        165
                                                  --------   --------
LONG-TERM OBLIGATIONS                                3,684      2,973
                                                  --------   --------
DEFERRED INCOME TAXES                                7,706      9,241
                                                  --------   --------
SHAREHOLDERS' EQUITY                               220,863    234,845
                                                  --------   --------
     Total liabilities and shareholders'
       equity                                     $351,961   $309,503
                                                  ========   ========


    CONTACT: CSS Industries, Inc.
             Clifford E. Pietrafitta, 215/569-9900